SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                                March 1, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        180 South 300 West, Suite 400
                          Salt lake City, Utah 84101
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

NEVADA                            000-26731               87-0627910
------                           ----------               ----------
(State or other            (Commission File Number)     (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation)

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ITEM 2:   ACQUISITION OF ASSETS

       On March 1, 2000, Pacific WebWorks, Inc. ("Pacific WebWorks") completed the acquisition of an additional 1% interest in World Commerce Network, a Utah limited liability company ("World Commerce"). Pacific WebWorks and U.S. Merchant Systems, Inc. ("U.S. Merchant") held equal interests in World Commerce prior to the purchase and Pacific WebWorks purchased the additional 1% interest from U.S. Merchants. As a result of this purchase Pacific WebWorks now owns a 51% interest in World Commerce. World Commerce sells products of both Pacific WebWorks and U.S. Merchants through seminars conducted by Productive Seminars, a third-party vendor.

      Pursuant to the Purchase Agreement, dated February 22, 2000, Pacific WebWorks agreed to purchase the 1% interest in World Commerce for 4,663 restricted common shares of Pacific WebWorks. The purchase price was determined by annualizing World Commerce's first month revenues and multiplying the annualized revenue by 1.5 to reach a total valuation of $918,000. As a result the 1% interest was valued at $9,180. The 4,663 common shares were valued at $1.97 per share, which was a 50 % reduction from the closing trading price per share on the OTC Bulletin Board on January 6, 2000.

      The members agreed to amend World Commerce's Articles of Organization to reflect the new ownership interests and each agreed to fund future obligations in accordance with the new ownership ratios.


ITEM 7:      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

   (a)   Financial Statements of Business Acquired.

         None.

   (b)   Pro Forma Financial Information.

         None.

   (c)   Exhibits.

         2.1 Purchase Agreement between Pacific WebWorks and U.S. Merchant, dated February 22, 2000

                                    Page 2

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.


      /s/ Christian Larsen
By: ________________________________            Date: 3/10/00
      Christian Larsen, President and C.E.O.


     /s/ Mat Dastrup
By: ________________________________            Date: 3-10-00
      Mat Dastrup, Chief Financial Officer